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                                                             EXHIBIT 10.1

                             ESCROW AGREEMENT

     Escrow Agreement entered into as of _________________, 1998, by and among World Monitor Trust (the "Trust"), a business trust organized under Chapter 38 of Title 12 of the Delaware Code (the "Delaware Act"), Prudential Securities Futures Management Inc., a Delaware corporation (the "Managing Owner"), The Bank of New York, a New York banking corporation (the "Escrow Agent"), and Prudential Securities Incorporated, a Delaware corporation (the "Placement Agent"). All capitalized words will have the meaning ascribed to it in the Registration Statement, unless otherwise defined herein.

                           W I T N E S S E T H :
     WHEREAS, the Trust intends to offer limited interests
("Interests") in the various Series ("Series") of the Trust as described in the Trust's Prospectus through Prudential
Securities Incorporated pursuant to an Underwriting Agreement
(the form of which is attached hereto); and

     WHEREAS, the Escrow Agent has consented to act as escrow agent for the Trust pursuant to the conditions and requirements hereinafter set forth;

     NOW, THEREFORE, in consideration of the provisions hereinafter set forth, the parties agree as follows:


ARTICLE I. DEFINITIONS

     Section 1.1. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     "Interests" means the beneficial interest of each interestholder in the profits, losses, distributions, capital and assets of each separate Series in the Trust. Interests need not be represented by certificates.

     "Limited Owner" means any person or entity who becomes a holder of Interests and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Interests purchased by it.

     "Prospectus" means the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement for each Series of Interests, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

     "Registration Statement" means the registration statement on Form S-1, as amended, filed by the Trust with the Securities and Exchange Commission for each Series pursuant to which the Trust registered the Interests for each Series, as the same may at any time and from time to time be further amended or supplemented.

     "Series" means an identified group of Interests which has a common investment objective, whose trading decisions are made by a specified trading advisor and which share the same assets, liabilities, profits and losses to the exclusion of any other Interests.

     "Continuous Offering Period" means the period immediately following the Initial Offering Period for that Series and continuing until the offering is terminated or all of the Interests for that Series have been sold.

     "Initial Offering Period" means the period commencing with the initial effective date of the Registration Statement for that Series and terminating no later than the one hundred eightieth (180th) day following such date.

     "Net Asset Value" means the total assets in the Trust Estate for a Series, including, but not limited to, all cash and cash equivalents of a Series (valued at cost plus accrued interest and amortization of original issue discount) less the total liabilities of that Series, each determined on the basis of generally accepted accounting principals in the United States consistently applied under the accrual method of accounting ("GAAP").

     "Trust Estate" means any cash, commodity futures, forward and option contracts, all funds on deposit in the Trust's accounts for a Series, and any other property held by a Series of the Trust, and all proceeds therefrom, including any rights of a Series of the Trust pursuant to any agreements to which the Trust is a party.


                 ARTICLE II.  APPOINTMENT OF ESCROW AGENT

     Section 2.1. The parties hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.


               ARTICLE III.  REPRESENTATIONS AND WARRANTIES
                                OF THE TRUST

     Section 3.1. The Managing Owner, individually and on behalf of the Trust, represents and warrants to the Escrow Agent and agrees with the Escrow Agent for the benefit of the Escrow Agent that the Trust is and will be on the Initial Closing Date for each Series (as defined below in Section 5.1 and such date will be scheduled by the Managing Owner and the Placement Agent) a business trust duly organized under the laws of the State of Delaware, with the power and authority to conduct its business. The Managing Owner hereby further represents and warrants, individually and on behalf of the Trust, that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Managing Owner and the Trust.


                  ARTICLE IV.  TRANSMITTAL AND COLLECTION

     Section 4.1. The Placement Agent shall deposit all the proceeds of subscriptions from the sale of each Series (the "Proceeds") during the Initial Offering Period for that Series into the Escrow Account described in Section 6.1 for that Series. The Proceeds shall be transferred to the Escrow Account by direct transfer of immediately available funds from each Subscriber's account with the Placement Agent, which Proceeds must be in the Subscriber's account at the time of subscription. The Placement Agent will provide the Escrow Agent with a memorandum of transmittal showing the name, address and social security or tax identification number of each Subscriber, along with the number of Interests in that Series purchased, and the amount of payment being made to the Escrow Agent. The Placement Agent will also advise the Escrow Agent that the Placement Agent has on file a certification from each Subscriber in compliance with the Interest and Dividend Tax Compliance Act of 1983.


             ARTICLE V.  PROCEDURE FOR DISPOSITION OF PROCEEDS

     Section 5.1. (a) On the fifth business day before the closing date with respect to the initial offering of a Series ("Initial Closing Date"), the Managing Owner shall notify the Escrow Agent of that portion of the Proceeds in such Series' Account which represents subscriptions to be accepted by the Managing Owner for that Series.

          (b) If subscriptions for at least the minimum amount specified on Schedule 2 for a Series (without taking into account the Managing Owner's contribution for General Interests) have been accepted during the Initial Offering Period for that Series and there are at least 150 Subscribers for each Series, the Escrow Agent shall as soon as practicable deliver all Proceeds for such Series deposited in its Escrow Account (including all interest earned on the Proceeds for such Series) to the Trust for that Series upon written notification by the Managing Owner that subscriptions aggregating the requisite amount(s) have been received and accepted for that Series. Such notification shall include appropriate information with respect to the bank account referenced in Subparagraph (d) of this Section 5.1.

          (c) Any interest earned on the escrowed Proceeds for such Series will be contributed to such Series for each Subscriber in proportion to their respective subscriptions (taking into account both the amount and date of deposit). Accordingly, if the escrowed Proceeds are delivered to a Series, the interest earned on the Proceeds will be contributed to the Series along with the escrowed Proceeds and not individually delivered to the Subscribers.

          (d)  If the notification described above in
Subparagraph (b) of this Section 5.1 has not been received during the Initial Offering Period for a Series, the Escrow Agent shall remit, within ten (10) business days following the conclusion of the Initial Offering Period for that Series, or as soon thereafter as may be practicable in the event payment cannot be made within that ten (10) day period, the escrowed Proceeds, excluding any interest earned thereon, to the Subscribers by payment to the Placement Agent for credit to the Subscribers' respective accounts with the Placement Agent (in amounts shown on the memorandum of transmittal described in Section 4.1), and without deductions of any kind or character. In addition, the Escrow Agent shall pay any interest earned on the Proceeds to the Subscribers by delivering a check in the amount equal to the interest allocable to each Subscriber (taking into account both the amount and date of deposit), it being understood that payment of interest usually is made by the Escrow Agent on the first or second business day of each month, and the Escrow Agent shall provide to the Placement Agent an itemized list of all such sums due and owing to each Subscriber, except that in the case of Individual Retirement Accounts, the Escrow Agent shall deliver the check for interest to the Placement Agent for deposit into the Subscriber's securities account at the Placement Agent.

          (e) The delivery of such Proceeds in accordance with Subparagraph (b) of this Section 5.1 shall be accomplished by depositing such Proceeds in a separate bank account for each Series maintained by the Managing Owner on behalf of the Trust.

          (f) Upon distribution of all the Proceeds, including all interest thereon, the Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

     Section 5.2. (a) Prior to the termination of the Escrow Account, the Managing Owner may notify the Escrow Agent in writing of a subscription for Interests of a Subscriber that has been rejected in whole or in part by the Managing Owner for whatever reason, or has been rescinded by the Subscriber and may direct the Escrow Agent to return by wire transfer any Proceeds held in escrow, excluding any interest thereon, to the Placement Agent for credit to the Subscriber's respective account, and the Escrow Agent will forward any interest on the Proceeds to the Subscriber in the manner described in Section 5.1, in each case, as soon thereafter as may be practicable.

          (b) If the Trust determines that the Proceeds includes an amount greater than the amount representing payment in respect of Interests sold to accepted Subscribers, the Trust will instruct the Escrow Agent in writing as to the disposition of said excess Proceeds.

     Section 5.3. Prior to the delivery of the escrowed Proceeds to the Trust as described above in Section 5.1, the Trust shall have no title to the Proceeds on deposit in the Escrow Account, and such Proceeds shall under no circumstances be subject to the liabilities or indebtedness of the Trust.


                        ARTICLE VI.  ESCROW ACCOUNT

     Section 6.1. The Escrow Agent shall cause to be opened a separate escrow account for the Proceeds of each separate Series (each, an "Escrow Account"). The Escrow Agent shall cause Proceeds received from the Placement Agent pursuant to
Section 4.1 to be deposited in the Escrow Account at the Escrow Agent's Corporate Trust and Agency Group, or any agent designated by the Escrow Agent. Proceeds deposited in the Escrow Account shall be invested by the Escrow Agent in accordance with the specific written directions furnished by the Managing Owner. The Managing Owner intends to instruct the Escrow Agent to invest the Proceeds in U.S. Treasury Obligations or any other investment specified by the Managing Owner which is consistent with the provisions of NASD Notice to Members 84-7 (January 30, 1984) and the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. In the absence of specific written directions from the Managing Owner, the Escrow Agent is authorized to deposit the Proceeds in The Bank of New York Deposit Reserve. The Escrow Agent shall present for redemption any obligation so purchased or sell any such obligation, in every case upon the written direction of the Managing Owner. Obligations so purchased as an investment of monies in the Escrow Account shall be deemed at all times to be a part of such Escrow Account, and the interest accruing thereon shall be credited to such Escrow Account.

     Section 6.2. Interest earned by the Escrow Account for the period commencing on the date on which Proceeds are received by the Escrow Agent until the conclusion of the Initial Offering Period for each Series (as defined in Section
1.1 above), shall be held by the Escrow Agent in trust for the Subscribers and distributed to the Subscribers in accordance with ARTICLE V hereof.


                   ARTICLE VII.  MAINTENANCE OF RECORDS

     Section 7.1. The Escrow Agent shall maintain accurate records of all transactions hereunder. As soon as practicable after the termination of the Escrow Account, or as may reasonably be requested by the Trust before such termination, but no more frequently than monthly, the Escrow Agent shall provide the Trust with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of the Trust shall also have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.
The Escrow Agent is authorized and instructed to complete Form 1099 in respect of interest payable to any Subscribers who receive escrow interest payments pursuant to Section 5.1 and to the Placement Agent for credits received pursuant to
Section 5.1 in compliance with the applicable sections of the Internal Revenue Code.


              ARTICLE VIII.  EXCULPATION AND INDEMNIFICATION

     Section 8.1. (a) Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall not be liable for any of the following, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent or in the absence of its good faith: (i) the failure of any of the conditions of this Agreement or damage caused by the exercise of its discretion in any particular manner, or for any reason (including, without limitation, the liquidation of investments of the Proceeds), for any mistake of fact or law, for any error of judgment, or for any action taken or omitted by it, or any action suffered by it to be taken or omitted, or (ii) the failure to ascertain the terms or conditions, or to comply with any of the provisions, of any agreement, contract or other document delivered to the Escrow Agent hereunder, or for forgeries or false impersonation.

          (b) If any controversy arises among the parties hereto or with any third party with respect to the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the premises, but the Escrow Agent may await the settlement of any such controversy by final appropriate legal proceedings, mutual agreement or otherwise as the Escrow Agent may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages prior to such settlement.

          (c) The Escrow Agent's duties hereunder shall be only such as are herein specifically provided, being purely ministerial in nature, and the Escrow Agent shall incur no liability except for willful misconduct or gross negligence so long as the Escrow Agent has acted in good faith.
Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any Proceeds held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise or any other agreement or other document in connection with the Trust. Except as may be provided by law, the Escrow Agent shall not be deemed to owe any fiduciary duty to the other parties hereto or to the Subscribers.

          (d) The Escrow Agent shall not be required to institute legal proceedings of any kind or to defend any lawsuit brought in connection with the escrowed funds; provided that the Escrow Agent shall cooperate with the Trust with respect to the institution or defense of any such legal proceeding brought by or against the Trust, as the case may be. In the event of its participation in any such legal proceeding, the Escrow Agent shall be reasonably compensated for its services and expenses as provided in Section 9.1(b). The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other items deposited with it, and the Escrow Agent shall be fully protected in acting in accordance with any written instruction given to it hereunder and believed by it to have been signed or given by the proper parties. The Managing Owner and Placement Agent shall provide the Escrow Agent with a list of officers and employees who shall be authorized to deliver instructions hereunder. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent pursuant to the instructions contained or expressly provided herein, provided that such omission was in good faith.

          (e) The Escrow Agent may consult with its legal counsel in the event of any dispute or question as to the construction of the terms of this Agreement, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The Managing Owner shall reimburse the Escrow Agent for reasonable legal expenses actually paid by the Escrow Agent as a result of any such consultation with counsel.

          (f) In the absence of willful misconduct or gross negligence on the part of the Escrow Agent, the Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, statement, instrument, report or other document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth, completeness and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

          (g) At any time the Escrow Agent may request in writing an instruction in writing from the Managing Owner, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Managing Owner's consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two (2) business days after the Managing Agent receives the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

          (h) The Escrow Agent shall be indemnified and held harmless by the Trust and the Managing Owner from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the Proceeds held by the Escrow Agent hereunder or any income earned from the investment of such Proceeds, except for any such expenses or loss caused by the willful misconduct or gross negligence of the Escrow Agent or in the absence of its good faith.

          (i) The Escrow Agent agrees and acknowledges that in seeking to enforce its rights hereunder against a particular
Series, it will look solely to the assets of that Series and the Managing Owner, and not to the assets of the Trust generally or any other Series.

          (j) The Escrow Agent agrees and consents (the "Consent") to look solely to each Series for which brokerage and clearing services are being performed (the "Contracting Series") and assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, the Escrow Agent agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

              (1)  Subordination of certain claims and rights.
    (i) except as set forth below, the Claims, if any, of the Escrow Agent (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Escrow Agent's Claims (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the Escrow Agent's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and
    (ii) the Escrow Agent will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

              (2) the Claims of the Escrow Agent with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

              (3) if the Claims of the Escrow Agent against the Contracting Series or the Trust are secured in whole or in part, the Escrow Agent hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

              (4) in furtherance of the foregoing, if and to the extent that the Escrow Agent receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Escrow Agent shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

              (5) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

         (k) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm, or corporation, except only such notices or instructions as are hereunder provided for and orders or process of any court entered or issued with or without jurisdiction. Upon the receipt of any such notice, the Escrow Agent will immediately cause a copy of such notice to be sent by facsimile transmission to David Buchalter, Esq. (or his successor) at (212) 214-6150 or at such other number as is provided in writing to the Escrow Agent in the future. If the Proceeds are, or any part thereof is, at any time attached, garnished, or levied upon under any court order, or if payment, assignment, transfer, conveyance, or delivery of the Proceeds is stayed or enjoined by any court order, or in case any order, judgment, or decree is made or entered by any court affecting the Proceeds or any part thereof, then, and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment, or decree that the Escrow Agent is advised is binding upon it, by its legal counsel, and if the Escrow Agent complies with any such order, writ, judgment, or decree it shall not be liable to any of the Parties or to any other person, firm, or corporation by reason of such compliance even though such order, writ, judgment, or decree may be subsequently reversed, modified, annulled, set aside, or vacated.

         (l) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

         (m) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         (n) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         (o) The provisions of Articles VIII and IX shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.


                             ARTICLE IX.  FEES

    Section 9.1. (a) The Escrow Agent shall receive fees as described in the attached Schedule 1.

         (b) It is understood that the fees and usual charges agreed upon for the Escrow Agent's services hereunder shall be considered compensation for its ordinary services as contemplated by this Agreement and in the event the conditions of this Agreement are not promptly fulfilled or that the Escrow Agent renders any service not provided for in this Agreement, or that there is any modification hereof, or that any controversy with any third party arises hereunder or that the Escrow Agent is made a party to, or intervenes in, any litigation with a third party pertaining to this Agreement or the subject matter hereof, the Escrow Agent and its legal counsel shall, provided that prior notification is given to the Trust and the Managing Owner, be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses occasioned by such default, delay, controversy or litigation. The Managing Owner hereby promises to pay the foregoing sums upon demand.


                   ARTICLE X.  RESIGNATION AND DISCHARGE

    Section 10.1. Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent (i) may resign from its duties under this Agreement by giving 30 days' prior written notice of such resignation to the other parties hereto and (ii) may be discharged from its duties under this Agreement upon receipt from the other parties hereto of 30 days' prior written notice of such discharge. Upon the effective date of such resignation or discharge of the Escrow Agent, and upon payment to the Escrow Agent of all amounts owed to it hereunder, the Proceeds held by the Escrow Agent shall be returned to the Trust or paid over to a substitute Escrow Agent that the Trust shall retain to perform the functions theretofore performed by the Escrow Agent under this Agreement, as the Trust shall direct the Escrow Agent in writing or in accordance with the directions of a final order or judgment or a court of competent jurisdiction, and the pro rata portion of the Escrow Agent's fee up to the effective date of resignation or discharge shall be paid by the Placement Agent. If a successor Escrow Agent has not been appointed or has not accepted such appointment within 30 days of notice of resignation or removal, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, or for other appropriate relief and the costs, expenses and reasonable attorney's fees and expenses which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Managing Owner. In the absence of such directions, the Escrow Agent may return the Proceeds to the Trust.


                        ARTICLE XI.  MISCELLANEOUS

    Section 11.1. The Trust may assign, and grant a security interest in, all sums payable to the Trust pursuant to this Agreement, and the Escrow Agent agrees to accept and acknowledge the instructions for the payment of the funds within the Escrow Account in accordance with the provisions of
ARTICLE V hereof designating the disposition of Proceeds.
Once such instructions are given in accordance with this
Section 11.1, and subject to all of the rights of the Trust to receive the Proceeds as set forth herein, such instructions will be deemed to be final and attributable to all future distributions of Proceeds as contemplated hereunder. It is understood that in order for the parties hereto to amend this Agreement to change such instructions, any party who has been assigned or granted a security interest in such Proceeds shall join in the execution of such amendment or shall otherwise give its written consent to such amendment. All reasonable expenses incurred by the Escrow Agent as a result of the assignment or the granting of a security interest in the Proceeds shall be paid by the Trust.

    Section 11.2. Except as provided in Section 8.1(j), all notices, communications and instructions required or desired to be given under this Agreement shall be in writing and shall be deemed to be duly given if hand delivered or sent by express delivery service or by registered or certified mail, return receipt requested, to the following addresses or to such other address as may be furnished to the other parties as herein provided:

    To the Escrow Agent:

         The Bank of New York
         101 Barclay Street, 21W
         New York, New York 10286
         Attn:  Sharia Jones-Bey
                Corporate Trust Trustee Administration/
                   Specialized Agency

    To the Trust:

         World Monitor Trust
         c/o Prudential Securities Futures
             Management Inc.
         One New York Plaza, 13th floor
         New York, New York  10292
         Attn:  Eleanor L. Thomas, Esq.

    To the Managing Owner:

         Prudential Securities Futures Management Inc.
         One New York Plaza, 13th floor
         New York, New York  10292
         Attn:  Eleanor L. Thomas, Esq.

    In the case of the Trust and the Managing Owner, with a copy to:

         Prudential Securities Incorporated
         One Seaport Plaza, 29th Floor
         New York, New York  10292
         Attn:  David Buchalter, Esq.

         and

         Rosenman & Colin LLP
         575 Madison Avenue
         New York, New York  10022
         Attention:  Fred M. Santo, Esq.

    To the Placement Agent:

         Prudential Securities Incorporated
         One New York Plaza, 13th Floor
         New York, New York  10292
         Attn:  Guy Scarpaci

    Section 11.3.  (a)  This Agreement shall not be
amended, modified or rescinded, except upon receipt by the Escrow Agent of a written instrument signed by all the parties including the Escrow Agent.

         (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 11.4.  This Agreement, the rights and
obligations of the parties hereunder and all performance hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

    Section 11.5. (a) The Escrow Agent agrees that it will not take any of the following action against the Trust: (i) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or
(B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, or (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").

         (b) In addition, the Escrow Agent agrees that for any obligations due and owing to it by a particular Series of the Trust, the Escrow Agent will look solely and exclusively to the assets of that Series or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims, and will not seek to attach or otherwise assert a claim against the other assets of any other Series or the Trust as a whole, whether there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

         (c) This Escrow Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the various Series of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of one Series for the obligations of another Series, or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.

    Section 11.6.  Nothing in this Agreement, expressed
or implied, shall give or be construed to give any persons, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

    Section 11.7. No printed or other material in any language, including notices, reports, and promotional material which mentions any of the parties by name or the rights, powers or duties of the Escrow Agent under this Agreement shall be issued by any of the other parties hereto, or on such party's behalf, without the prior written consent of such party. The Managing Owner is given permission by the Escrow Agent to mention The Bank of New York by name and the rights, powers and duties of the Escrow Agent under this Agreement in the Prospectus.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             WORLD MONITOR TRUST

                             By:  Prudential Securities Futures
                                  Management Inc., the Managing Owner


                             By:
                                  ---------------------------
                                  Eleanor L. Thomas, Esq.

                             PRUDENTIAL SECURITIES FUTURES
                             MANAGEMENT INC., as Managing Owner


                             By:
                                  ---------------------------
                                  Eleanor L. Thomas, Esq.

                             THE BANK OF NEW YORK, as Escrow Agent



                             By: _______________________________


                             PRUDENTIAL SECURITIES INCORPORATED, as
                             Placement Agent


                             By: _______________________________

                                   SCHEDULE 1


Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Waived
Annual Administration Fee  . . . . . . . . . . . . . . . . . . . . . . $6,000.00
Each Subsequent Closing  . . . . . . . . . . . . . . . . . . . . . . . $  250.00
Preparation and Creation of Subscriber Accounts, each. . . . . . . . . $    4.00
   Creation of 1099's
Wire transfers, per wire . . . . . . . . . . . . . . . . . . . . . . . $   15.00
Returned Checks, each. . . . . . . . . . . . . . . . . . . . . . . . . $   25.00
Investments, each. . . . . . . . . . . . . . . . . . . . . . . . . . . $   25.00
"Bust Out," each . . . . . . . . . . . . . . . . . . . . . . . . . . . $   25.00


Administration Fee:

    Our Administration Fee covers a period of one year or any portion thereof and is not subject to proration.

Out-Of-Pocket Expenses:

    Fees quoted do not include out-of-pocket expenses such as, but not limited to, stationery, postage, telephone, telex, wire transfers, original issue delivery costs and retention of records which will be billed to the account. In the event the transaction terminates before closing, all out-of-pocket expenses incurred, including our counsel fees, if applicable, will be billed to the account. These expenses will not exceed $3,000.

External Counsel Fees:

    Fees quoted do not include external counsel fees. A bill for the counsel fees incurred up to closing will be presented for payment on the closing date.

Miscellaneous Services:

    The charges for performing services not contemplated at the time of the execution of the Agreement or not specifically covered elsewhere in this schedule will be determined by appraisal in amounts commensurate with the service.

                                   SCHEDULE 2

                          Minimum Amount of Interests
                               By Series Required
                                   to be Sold


              Series A                      $4,000,000

              Series B                      $3,000,000

              Series C                      $3,000,000